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                                 EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the Vignette Corporation 1999 Equity Incentive Plan, Vignette Corporation Employee Stock Purchase Plan, Vignette Corporation International Employee Stock Purchase Plan, and Vignette Corporation 1999 Non-Employee Director Option Plan and in the Registration Statement (Form S-8) pertaining to the Diffusion, Inc. 1995 General Stock Option Plan, Diffusion, Inc. 1995 Executive Stock Option Plan and the Diffusion, Inc. 1997 Stock Option Plan, of our report dated February 27, 1999, with respect to the financial statements of Diffusion, Inc. included in Vignette Corporation's Form 8-K/A.


                                    /s/ Ernst & Young LLP

Palo Alto, California
September 10, 1999

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